Exhibit 99.1 Important notice concerning your rights in the Wells Fargo & Company 401(k) Plan November 4, 2020 This notice is to inform you that the Wells Fargo & Company 401(k) Plan (“401(k) Plan”) will be changing recordkeeper and trustee effective January 1, 2021. As a result of these changes, you temporarily will be unable to check your account balance, direct or diversify the investments in your 401(k) Plan account, direct a rollover into the 401(k) Plan, change your contribution rate, designate a beneficiary for the 401(k) Plan, make a payment on a loan, obtain a loan, obtain a hardship or other withdrawal or obtain a distribution from the 401(k) Plan. This period, during which you will be unable to exercise these rights otherwise available under the 401(k) Plan, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan. The blackout period for certain transactions as described below is expected to begin at 3:00 p.m. Central Time on December 22, 2020 and the full blackout period for all transactions described below is expected to begin at 3:00 p.m. Central Time on December 28, 2020. The blackout period for all transactions is expected to end during the week of January 10, 2021. During the blackout period, you can determine if the blackout period has started or ended by calling 1-877-HRWELLS (1-877-479-3557), option 1, 1, 1 to speak to a retirement representative. Retirement representatives are available Monday through Friday, 8:00 a.m. to 9:00 p.m. Eastern Time. Effective January 4, 2021, the new recordkeeper, Empower, will begin taking phone calls at 1-877-HRWELLS (1-877-479-3557), option 1, 1, 1. Call center hours expand on January 4 and retirement representatives are available Monday through Friday, from 7:00 a.m. to 9:00 p.m. Central Time and Saturdays from 8:00 a.m. to 4:30 p.m. Central Time. Relay service calls continue to be accepted. You can also check the status of the blackout period beginning on January 7 by visiting my401kplan.wf.com. During the period of November 4 through January 6, 2020, you can see additional information about this blackout period at my401kplan.wf.com. December 22, 2020 at 3:00 p.m. Central Time Fully completed and signed paper work for distribution requests, withdrawal requests, and loan requests subject to Qualified Joint & Survivor Annuity (QJSA) rules must be received at the address on the form by 3:00 p.m. Central Time on December 22, 2020. In addition, transactions requiring paperwork, such as rollover requests and principal residence loans, must be received at the address on the form by 3:00 p.m. Central Time on December 22, 2020. December 28, 2020 at 3:00 P.M. Central Time Starting at 3:00 p.m. Central Time on December 28, 2020, you will be unable to request transactions from the 401(k) Plan website on Teamworks, teamworks.wellsfargo.com, or through 1-877-HRWELLS (1-877-479-3557), option 1, 1, 1 including requesting general purpose loans, making contribution rate changes, making a payment on a loan, checking your account balance, changing investment elections for future contributions, making beneficiary designations, requesting withdrawals or requesting distributions. In addition, starting at 3:00 P.M. Central Time on December 28, 2020, you will be unable on Teamworks, teamworks.wellsfargo.com, or through 1-877-HRWELLS (1-877-479-3557), option 1, 1, 1 to direct or diversify the assets held in your 401(k) Plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in a short period of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your 401(k) plan account during the blackout period.

December 31, 2020 at 3:00 p.m. Central Time Loan repayments will continue to be accepted until 3:00 p.m. Central Time on December 31, 2020. If you have any questions concerning this notice or have any questions on how to perform any transactions, request documents or receive information about the 401(k) Plan, call 1-877-HRWELLS (1-877-479-3557), option 1, 1, 1 to speak with a retirement representative. Retirement representatives are available Monday through Friday, 8:00 a.m. to 9:00 p.m. Eastern Time. Effective January 4, 2021, the new recordkeeper, Empower, will begin taking phone calls at 1-877-HRWELLS (1-877-479-3557), option 1, 1, 1. Call center hours expand on January 4 and retirement representatives are available Monday through Friday, from 7:00 a.m. to 9:00 p.m. Central Time and Saturdays from 8:00 a.m. to 4:30 p.m. Central Time. Relay service calls will be accepted. To confirm status of the blackout period the week of January 10, 2021, visit my401kplan.wf.com or call 1-877- HRWELLS (1-877-479-3557), option 1, 1, 1 to speak to a retirement representative.